UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2007

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On June 27, 2007, i2 Technologies, Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm and engaged Grant Thornton LLP (“Grant”) as its new independent registered public accounting firm. The decision to dismiss Deloitte and to retain Grant was not the result of any disagreement with Deloitte, and was approved by the Audit Committee of the Company’s Board of Directors.

Deloitte’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte’s audit report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2006 did include an explanatory paragraph regarding the Company’s adoption of SFAS No. 123(R), “Share Based Payment,” in 2006. The audit reports of Deloitte on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and December 31, 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2005 and December 31, 2006, and during the subsequent interim period through June 27, 2007, there were (i) no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its report on the financial statements of the Company for such fiscal years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the disclosures it is making in this Form 8-K prior to the time this report was filed with the Securities and Exchange Commission. The Company requested Deloitte to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of such letter, dated July 2, 2007, is filed as Exhibit 16.1 to this Form 8-K.

In deciding to retain Grant, the Audit Committee of the Company’s Board of Directors reviewed certain former commercial relationships involving Grant and concluded that there were no relationships that would impair Grant’s objectivity or independence. During the fiscal years ended December 31, 2005 and December 31, 2006, and during the subsequent interim period through June 27, 2007, neither the Company nor anyone acting on its behalf consulted with Grant on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
16.1	Letter from Deloitte & Touche LLP, dated July 2, 2007, to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2007	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting, and Chief Financial Officer